Exhibit 32
CERTIFICATION
This Report on Form 10-Q of The Community Financial Corporation (the “Company”) for the quarter ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2023	By:	/s/ James M. Burke
James M. Burke Chief Executive Officer

Date: May 9, 2023	By:	/s/ Todd L. Capitani
Todd L. Capitani Chief Financial Officer